                                                                   Exhibit 2
                                                                   ---------


                               EXECUTION COPY



                                  AMENDMENT

                                     TO

                           DISTRIBUTION AGREEMENT


                  THIS AMENDMENT TO DISTRIBUTION AGREEMENT, dated as of July 1, 2002 (this "Amendment"), is made and entered into by and among
                    ---------
Pharmacia Corporation, a Delaware corporation, Solutia Inc., a Delaware corporation ("Solutia"), and Monsanto Company, a Delaware corporation.
              -------

                            W I T N E S S E T H:

                  WHEREAS, Former Monsanto (as defined below) and Solutia are parties to that certain Distribution Agreement, dated as of September 1, 1997 (the "Distribution Agreement"), which was entered into in connection
           ----------------------
with the distribution of the common stock of Solutia to the stockholders of Former Monsanto (the "Solutia Distribution");
                      --------------------

                  WHEREAS, pursuant to the Distribution Agreement, among other things, Former Monsanto assigned and transferred the Chemical Assets (as defined in the Distribution Agreement) to Solutia and Solutia assumed all of the Chemical Liabilities (as defined in the Distribution Agreement) of Former Monsanto;

                  WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 19, 1999 (the "Merger Agreement"), by and among
                                            ----------------
the former Monsanto Company (which is the Delaware corporation identified in the introductory paragraph of this Amendment as "Pharmacia Corporation" and which is referred to herein as either "Former Monsanto" or "Pharmacia," as
                                       ---------------      ---------
the context requires), MP Sub, Incorporated ("Merger Sub") and Pharmacia &
                                              ----------
Upjohn, Inc. ("PNU"), the parties agreed that Merger Sub would be merged
               ---
with and into PNU with PNU surviving as a wholly owned subsidiary of Former Monsanto in the merger (the "Merger");
                             ------

                  WHEREAS, on February 9, 2000, the new Monsanto Company (which is the Delaware corporation identified in the introductory paragraph of this Amendment as "Monsanto Company" and which is referred to herein as "New Monsanto") was incorporated as a wholly owned subsidiary of Former
 ------------
Monsanto under the name "Monsanto Ag Company;"

                  WHEREAS, on March 31, 2000, (i) the Merger was effective,
(ii) Former Monsanto changed its name from "Monsanto Company" to "Pharmacia Corporation," and (iii) New Monsanto changed its name from "Monsanto Ag Company" to "Monsanto Company;"

                  WHEREAS, on September 1, 2000, New Monsanto and Pharmacia entered into certain agreements, including that certain Separation Agreement, dated as of September 1, 2000

(the "Separation Agreement"), pursuant to which, among other things,
      --------------------
Pharmacia assigned and transferred certain assets related to its chemicals and agricultural businesses and certain other assets to New Monsanto and New Monsanto assumed certain liabilities relating thereto and all liabilities that were assumed by Solutia or any of its subsidiaries in connection with the Solutia Distribution to the extent that Solutia fails to pay, perform or discharge such liabilities;

                  WHEREAS, on or about October 23, 2000, New Monsanto completed an initial public offering of its common stock in which New Monsanto sold approximately 15% of its issued and outstanding shares of common stock to the public;

                  WHEREAS, Pharmacia currently owns approximately 84% of the issued and outstanding shares of common stock of New Monsanto;

                  WHEREAS, Pharmacia has announced its intention to distribute its entire ownership interest in New Monsanto to the stockholders of Pharmacia or could take some other action that will result in Pharmacia no longer controlling New Monsanto (a "Possible Disposition"); and
                                       --------------------

                  WHEREAS, in light of the Possible Disposition, the parties hereto desire to enter into this Amendment in order to effectuate the assignment to New Monsanto of certain assets and liabilities contemplated pursuant to the Separation Agreement (including the Distribution Agreement) and preserve the relationship among the parties as nearly as possible with the original intent and purpose of the Distribution Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                  Section 1. Each capitalized term used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Distribution Agreement.

                  Section 2. The parties hereto hereby agree that effective as of the date of this Amendment the Distribution Agreement is hereby amended in accordance with the requirements of Section 10.06 thereof as follows:

                  (a) New Monsanto shall be deemed to be and shall be for all purposes a party to the Distribution Agreement as amended hereby.

                  (b) All references to "party" or "parties" in the Distribution Agreement shall include New Monsanto and all such references to "party" or "parties" in the Distribution Agreement shall be read and construed in the context that New Monsanto is a party to the Distribution Agreement (e.g. "both parties" shall be deemed to mean and shall be read as "all parties").

                  (c) Subsection 63 of Section 1.01 of the Distribution Agreement is hereby amended to read in its entirety as follows:

                  "63. MONSANTO GROUP: Collectively, (i) Pharmacia Corporation, a Delaware corporation ("Pharmacia"), and its

                  Subsidiaries of which Pharmacia directly owns 100% of the stock or other equity interests entitled to vote on the election of members to the board of directors or similar governing body, other than members of the Chemical Group, and (ii) Monsanto Company, a Delaware corporation incorporated February 9, 2000 ("New Monsanto"), and its Subsidiaries of which New Monsanto directly owns 100% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body."

                  (d) (i) The term "Monsanto" solely as used in Sections 4.03(a)(i), 4.03(b), 4.03(e), 5.01(c), 5.09, 6.01, 6.06, 6.07 and 7.02(a)
shall mean: "Pharmacia and New Monsanto" or "Pharmacia or New Monsanto," as the context shall require. Without limiting the generality of the foregoing, but for purposes of example, with respect to those Sections specified in the preceding sentence "Monsanto" shall mean "Pharmacia and New Monsanto" in those contexts where "Monsanto" has a commitment, duty, liability or obligation and shall mean "Pharmacia or New Monsanto" in those contexts where "Monsanto" has a right or interest or where Chemicals, Chemicals Group or any of their respective Affiliates, Representatives or agents has a commitment, duty, liability or obligation.

                  (ii) For purposes of clarity, the term "Monsanto" solely as used in Articles I, II, III, VIII and IX and Sections 4.03(a)(ii), 4.03(a)(iii), 5.01(b), 5.01(d), 5.01(e), 5.03, 5.04, 5.05, 5.10, 10.01,
10.03 and 10.12 shall not be affected by this Section 2(d) (i.e. shall continue to refer exclusively to Former Monsanto (now Pharmacia)).

                  (iii) Nothing in this Section 2(d) is intended to limit or otherwise affect the provisions of Sections 2(a) or (b) of this Amendment.

                  (e) Section 10.05 of the Distribution Agreement is hereby amended to read in its entirety as follows:

                  "10.05 Notices. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, electronic mail or other standard form of telecommunications (provided confirmation is delivered to the recipient the next Business day in the case of facsimile, electronic mail or other standard form of telecommunications) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Pharmacia:          Christopher Coughlin
                                            Executive Vice President and CFO
                                            Pharmacia Corporation
                                            100 Route 206 North
                                            Peapack, New Jersey 07977
                                            Telephone:  908-901-8826
                                            Facsimile:  908-901-0000
                  with a copy to:           General Counsel
                                            Pharmacia Corporation
                                            100 Route 206 North
                                            Peapack, New Jersey 07977
                                            Telephone:  908-901-8810
                                            Facsimile:  908-901-1810

                  If to Chemicals:          President
                                            Solutia Inc.
                                            P.O. Box 66760
                                            St. Louis, MO 63166-6760
                                            Telephone:  314-674-2210
                                            Facsimile:  314-674-8425

                  with a copy to:           General Counsel
                                            Solutia Inc.
                                            P.O. Box 66760
                                            St. Louis, MO 63166-6760
                                            Telephone:  314-674-3586
                                            Facsimile:  314-674-2721

                  If to New Monsanto:       Terrell K. Crews
                                            Executive Vice President and CFO
                                            800 North Lindbergh Blvd.
                                            St. Louis, Missouri 63167
                                            Telephone:  314-694-3770
                                            Facsimile:  314-694-4772

                  with a copy to:           Charles W. Burson
                                            Executive Vice President,
                                              Secretary and General Counsel
                                            800 North Lindbergh Blvd.
                                            St. Louis, Missouri 63167
                                            Telephone:  314-694-8418
                                            Facsimile:  314-694-6399

                  or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 10.05."

                  (f) Section 10.07 of the Distribution Agreement is hereby amended by inserting the following sentence immediately after the first sentence of Section 10.07:

                  "Notwithstanding the immediately preceding sentence,
                  (i) Pharmacia may assign this Agreement and any of its rights, interests and obligations hereunder without the consent of any other party hereto, provided that Pharmacia shall continue to be and remain primarily liable for all of its obligations under this Agreement, and (ii) New Monsanto may assign this Agreement and any of its rights, interests and obligations hereunder without the consent of any other party hereto to any Person who is a successor to New Monsanto (by way of merger, consolidation or otherwise) or who assumes all of New Monsanto's obligations under that certain Separation Agreement, dated September 1, 2000, by and between Pharmacia and New Monsanto in accordance with the terms thereof, provided that New Monsanto shall continue to be and remain primarily liable for all of its obligations under this Agreement."

                  Section 3. Pharmacia agrees to execute and deliver to New Monsanto contemporaneously herewith, the Power of Attorney attached hereto as Exhibit A (the "Monsanto Power of Attorney").
          ---------       --------------------------

                  Section 4. New Monsanto hereby acknowledges and accepts the appointment as Pharmacia's agent and attorney as provided in the Monsanto Power of Attorney and agrees to undertake and perform in a commercially reasonable manner on behalf of Pharmacia and in Pharmacia's name, place and stead, all of Pharmacia's commitments, duties, liabilities and obligations under the Distribution Agreement and to use its commercially reasonable efforts to fully enforce all of Pharmacia's rights, interests and remedies under the Distribution Agreement, in each case with the same duty of care and prudence that its applies to the management of New Monsanto's own affairs, in accordance with the terms of this Amendment and the Monsanto Power of Attorney.

                  Section 5. Solutia hereby acknowledges and consents to Pharmacia's appointment of New Monsanto as Pharmacia's agent and attorney as provided in the Monsanto Power of Attorney for all purposes under the Distribution Agreement. Notwithstanding the foregoing, Pharmacia shall continue to be and remain primarily liable for all of its commitments, duties, liabilities and obligations under the Distribution Agreement.

                  Section 6. New Monsanto agrees to execute and deliver to Solutia contemporaneously herewith, the Power of Attorney attached hereto as Exhibit B (the "Solutia Power of Attorney").
---------       -------------------------

                  Section 7. Solutia hereby acknowledges and accepts the appointment as New Monsanto's agent and attorney as provided in the Solutia Power of Attorney.

                  Section 8. Provided that Pharmacia shall continue to be and remain primarily liable for all of its obligations under the Assigned Agreements, Solutia hereby consents and agrees to the assignment by any Person in the Monsanto Group or any of their respective Subsidiaries (each, an "Assignor") to New Monsanto of any and all contracts, leases, licenses,
    --------
agreements or other instruments by, between or among any Assignor and any Person in the Chemicals Groups or any of their respective Subsidiaries (the "Assigned Agreements"), excluding only those contracts, leases, licenses,
 -------------------
agreements and other instruments set forth in Exhibit C attached hereto. In
                                              ---------
addition, Solutia hereby consents and agrees to the further
assignment (and any subsequent assignment) of any Assigned Agreement to each and every subsequent New Monsanto Successor (as defined below), provided that New Monsanto and Pharmacia shall continue to be and remain primarily liable for all of its obligations under the Assigned Agreements. Furthermore, to the extent that any Assigned Agreement contains any provision requiring the consent or approval of Solutia to any change of control or ownership of the other party to the Assigned Agreement (or such party's successor or assign), Solutia hereby irrevocably grants such consent or approval for any such change of control or ownership, including in connection with the Possible Disposition or otherwise. For purposes of this Amendment, "New Monsanto Successor" means any Person who is a successor to
            ----------------------
New Monsanto (by way of merger, consolidation or otherwise) or who assumes all of New Monsanto's obligations under the Separation Agreement. Pharmacia and New Monsanto each hereby consents and agrees to the assignment (and any subsequent assignment) of any Assigned Agreement by Solutia to any Person who is a successor to Solutia (by way of merger, consolidation or otherwise) or who assumes all of Solutia's obligations under the Distribution Agreement, as amended by this Amendment to Distribution Agreement, provided that Solutia shall continue to be and remain primarily liable for all of its obligations under the Assigned Agreements.

                  Section 9. Nothing in the Distribution Agreement, as amended by this Amendment, and no action taken by the parties pursuant to the Distribution Agreement, as amended by this Amendment, shall constitute, or be deemed to constitute, any of the parties to be a partnership, association, joint venture or other co-operative entity.

                  Section 10. Except as expressly modified and amended hereby, the Distribution Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

                  Section 11. Except as otherwise agreed to by any parties hereto, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Amendment, including the fees, expenses and disbursement of its counsel.

                  Section 12. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

                  Section 13. This Amendment may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

                  Section 14. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Pharmacia may assign this Amendment and any of its rights, interests and obligations hereunder without the consent of any other party hereto, provided that Pharmacia shall continue to be and remain primarily liable for all of its obligations under this Amendment. New Monsanto may assign this Amendment and any of its rights, interests and obligations hereunder without the consent of any other party hereto to any New Monsanto Successor; provided, however, that any such successor or assignee shall be required to execute and deliver a power of attorney substantially identical to the Monsanto Power of Attorney or Solutia Power of Attorney, as the case may be, and; provided further, that New Monsanto and Pharmacia shall continue to be and remain primarily liable for all of its obligations under this Amendment. Solutia may assign this Amendment and any of its rights, interests and obligations hereunder without the consent of any other party hereto, provided that Solutia shall continue to be and remain primarily liable for all of its obligations under this Amendment.

                  Section 15. Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by and the intent and purposes of this Amendment, including, without limitation, the provisions of Section 7 and Section 13.

                  Section 16. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 17. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Amendment and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                        [SIGNATURE PAGE IS NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                         PHARMACIA CORPORATION,
                                         a Delaware corporation



                                         By: /s/ Richard T. Collier
                                            --------------------------------
                                            Name:  Richard T. Collier
                                            Title: SVP & General Counsel


                                         SOLUTIA INC.,
                                         a Delaware corporation



                                         By: /s/ Robert A. Clausen
                                            --------------------------------
                                            Name:  Robert A. Clausen
                                            Title: Sr VP and Chief Financial
                                                   Officer


                                         MONSANTO COMPANY,
                                         a Delaware corporation



                                         By: /s/ Hendrick A. Verfaillie
                                            --------------------------------
                                            Name:  Hendrick A. Verfaillie
                                            Title: Chairman and Chief
                                                   Executive Officer

                                  EXHIBIT A

                            PHARMACIA CORPORATION


                  POWER OF ATTORNEY: DISTRIBUTION AGREEMENT



KNOW ALL MEN BY THESE PRESENTS:

                  1.       Subject to paragraph 7 below:

                  a. That Pharmacia Corporation, a corporation organized and existing under the laws of the State of Delaware ("Pharmacia"), has made, constituted and appointed and by these presents
  ---------
does make, constitute and appoint, Monsanto Company, a corporation organized and existing under the laws of the State of Delaware ("New Monsanto"), its
                                                       ------------
true and lawful agent and attorney, for Pharmacia and in Pharmacia's name, place and stead, for all purposes with respect to Pharmacia's rights, duties and obligations under the Distribution Agreement, dated as of September 1, 1997, between Pharmacia and Solutia Inc., as amended by that Amendment to Distribution Agreement of even date herewith among Pharmacia, Solutia and New Monsanto (collectively, the "Distribution Agreement"); and its attorney
                                 ----------------------
shall have full power and authorization to take all action with respect to the Distribution Agreement as Pharmacia can take and which said attorney, acting through its officers or their delegates, who in each case, acting alone, in his or her sole discretion, think best; hereby giving and granting to Pharmacia's said attorney full power and authority to do and perform all and every act and thing whatsoever necessary to be done in the premises as fully to all intents and purposes as Pharmacia might or could do, hereby ratifying and confirming all that its said attorney may do pursuant to this power.

                  b. Pharmacia hereby gives and grants to its said attorney from and after the date hereof, full power and authority to do and perform all and every act and thing whatsoever necessary to be done in the premises, in order fully to carry out and effectuate the authority herein granted, as fully to all intents and purposes as Pharmacia might or could do if acting through its own officers or delegates, and Pharmacia hereby ratifies and confirms all that its said attorney may do pursuant to this power.

                  c. Pharmacia hereby acknowledges that this power is coupled with an interest and hereby directs that, to the extent authorized or permitted by applicable law, this power of attorney shall not be affected by any merger, reverse merger, consolidation or Possible Disposition or other change in ownership of Pharmacia or New Monsanto. It is Pharmacia's intent that the authority conferred hereby shall be exercisable notwithstanding such corporate changes and that this power of attorney shall, if permitted by applicable law or applicable contract, be irrevocable. In the event applicable law in effect at or any time after the execution of this instrument does not authorize or permit the foregoing direction to be effective, and if at any later date, applicable law changes (whether by amendment, court decision, or otherwise), then Pharmacia directs that the foregoing provisions shall thereafter become applicable.

                  2. Notwithstanding paragraph 6 below, all persons dealing with Pharmacia's said attorney shall be protected in relying upon a copy of this instrument and shall be protected in relying upon the written certificate of New Monsanto as to the identity and authority of its officers and their delegates, and/or as to whether any of the persons authorized to act hereunder is unavailable so to act, so as to authorize some other person to act hereunder, and Pharmacia hereby declares that as against it and all persons claiming under it everything which its attorney shall do or cause to be done pursuant hereto shall be valid and effectual in favor of any person claiming the benefit hereof who at the time of the doing thereof shall have relied upon any such certification made by New Monsanto. If required by applicable law or if New Monsanto desires for any reason to do so, an executed copy of this Power of Attorney shall be filed for record with any Governmental Authority or such other place as required by law or where New Monsanto thinks best. Pharmacia authorizes New Monsanto to make all such filings.

                  3. Pharmacia hereby further authorizes and empowers its said attorney to substitute and appoint in the place and stead of its said attorney, or to employ agents or sub-agents as New Monsanto thinks best, one or more attorney or attorneys to exercise for Pharmacia as its attorney or attorneys any and all of the powers and authorities hereby conferred; and to revoke such appointment or appointments from time to time, and to substitute or appoint any other or others in the place of such attorney or attorneys as New Monsanto shall from time to time think fit.

                  4.       All references in this document to "its attorney"
                                                               ------------
or "its said attorney" or "its true and lawful attorney," or similar
    -----------------      ----------------------------
designations shall refer to New Monsanto and each and every person to whom New Monsanto delegates such power and also to each and every substitute or successor attorney-in-fact appointed under the terms of this instrument as herein provided.

                  5.       All references in this document to "its attorney"
                                                               ------------
or "its said attorney" or "its true and lawful attorney," or similar
    -----------------      ----------------------------
designations shall refer not only to New Monsanto or its delegates but also to each and every substitute or successor attorney-in-fact appointed under the terms of this instrument as herein provided.

                  6. All references in this document to "Governmental Authority" shall mean any federal, state, local, foreign or international court, government department, commission, board, bureau, agency, the New York Stock Exchange, or other regulatory, administrative or governmental authority.

                  7. Notwithstanding the appointment by Pharmacia of New Monsanto as Pharmacia's agent and attorney as provided in paragraph 1 above, Pharmacia and its said attorney agree as follows:

                  a. Said attorney shall not take any action, or omit to take any action, pursuant to this instrument with respect to Pharmacia's rights, duties or obligations under Sections

4.03(a), 5.01(d), 5.01(e), 5.04, 5.05 or 5.10 or Article IX of the
Distribution Agreement (the "Reserved Provisions"), except pursuant to the
                             -------------------
prior written instructions of Pharmacia.

                  b. In the event that said attorney believes that it is necessary, desirable or advisable that Pharmacia take any action under any of the Reserved Provisions, said attorney will notify Pharmacia thereof; provided, however, that said attorney shall have no responsibility or liability for any failure to give any such notice to Pharmacia.

                  c. Pharmacia shall provide said attorney with such written instructions as soon as reasonably practicable and said attorney shall have no responsibility or liability (i) for not acting on behalf of Pharmacia unless and until so instructed by Pharmacia and (ii) for acting on behalf of Pharmacia in accordance with such written instructions.

                  d. Pharmacia shall have the right, in its sole discretion, to revoke this Power of Attorney, by delivering written notice to New Monsanto upon any breach by New Monsanto of its commitments, duties or obligations under any of (i) this Power of Attorney, (ii) the Distribution Agreement, as amended by the Amendment to the Distribution Agreement, or
(iii) the Separation Agreement, as amended from time to time.

                  8. This instrument may be executed in any number of counterparts, and all of said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal
this       day of                     , 2002.
     -----        -------------------
                                            PHARMACIA CORPORATION


                                            --------------------------------
                                            By:
                                            Title:

ATTEST:


------------------------------------

STATE OF                  )
         ---------------
                          )
COUNTY OF                 )
          --------------


                  On this       day of                  , 2002, before me
                          -----        -----------------
the undersigned, a Notary Public, in and for the County and State aforesaid,
personally appeared                                , to me known to be the
                    -------------------------------
person described in and who executed the foregoing instrument, and acknowledged that he/she executed the same as his/her free act and deed.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and
affixed my official seal in                   , the day and year last above
                            ------------------
written.


                              ----------------------------------------------
                              Notary Public in and for said County and State

My Commission expires:


-----------------------------

                                  EXHIBIT B

                              MONSANTO COMPANY
                    POWER OF ATTORNEY: LITIGATION/CLAIMS




KNOW ALL MEN BY THESE PRESENTS:

                  That from and after the date hereof ("Effective Date"),
                                                        --------------
Monsanto Company, a corporation organized and existing under the laws of the State of Delaware ("New Monsanto") has made, constituted and appointed, and
                    ------------
by these presents does make, constitute and appoint, Solutia Inc., a corporation organized and existing under the laws of the State of Delaware ("Solutia"), its true and lawful agent and attorney, for New Monsanto and in
  -------
New Monsanto's name, place and stead, for all purposes with respect to Third Party Claims as to which Solutia has agreed to indemnify New Monsanto, and such claims against Third Parties which continue to be held by New Monsanto in trust for Solutia, such Third Party Claims and claims against Third Parties being collectively referred to herein as "Claims"; and its attorney
                                                  ------
shall have full power and authorization to take all action with respect to such Claims as New Monsanto can take and which said attorney, acting through its officers or their delegates, who in each case, acting alone, in his or her sole discretion, think best, including without limitation, (i) to represent New Monsanto with respect to such Claims for so long as such Claims are unresolved; (ii) to appear in New Monsanto's name and to execute, deliver and file all pleadings, motions and other filings, at trial, on appeal, or in a proceeding, through counsel retained by Solutia or by officers of Solutia or their delegates, acting alone, or otherwise; (iii) to assert or waive any or all rights with respect to such Claims; (iv) to engage in all phases of discovery with respect to such Claims, including without limitation, to take depositions, defend depositions and propound or respond to other discover requests, such as interrogatories or requests for production of documents; (v) to direct and accept service of process with respect to such claims; (vi) to execute and deliver affidavits as may be necessary or desirable with respect to such Claims; (vii) to agree to and to represent New Monsanto in alternative resolution proceedings, including arbitration or mediation of Claims; (viii) to discuss or negotiate settlement agreements and releases with Third Parties with respect to such Claims on such terms and conditions as Solutia thinks best; (ix) to execute, deliver and if needed, file any and all settlement agreements, releases and other agreements, documents and instruments as may be required and any and all modifications thereto; and (x) to obtain and post bonds pending appeal; hereby giving and granting to New Monsanto's said attorney full power and authority to do and perform all and every act and thing whatsoever necessary to be done in the premises as fully to all intents and purposes as New Monsanto might or could do, hereby ratifying and confirming all that its said attorney may do pursuant to this power.

                  New Monsanto hereby gives and grants to its said attorney from and after the Effective Date, full power and authority to do and perform all and every act and thing whatsoever necessary to be done in the premises, in order fully to carry out and effectuate the authority herein granted, as fully to all intents and purposes as New Monsanto might or could do if acting through its own officers or delegates, and New Monsanto hereby ratifies and confirms all that its said attorney may be pursuant to this power.

                  New Monsanto hereby further authorizes and empowers its said attorney from and after Effective Date to substitute and appoint in the place and stead of its said attorney, or to employ agents or sub-agents as Solutia thinks best, one or more attorney or attorneys to exercise for New Monsanto as its attorney or attorneys any or all of the powers and authorities hereby conferred; and to revoke such appointment or appointments from time to time, and to substitute or appoint any other or others in the place of such attorney or attorneys as Solutia shall from time to time think fit.

                  The term "Governmental Authority" when used herein means
                            ----------------------
any federal, state, local, foreign or international court, government department, commission, board, bureau, agency, the New York Stock Exchange, or other regulatory, administrative or governmental authority.

                  The term "Third Party" when used hereby means any
                            -----------
individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or a Governmental Authority or any department or agency thereof other than New Monsanto or Solutia and their respective wholly-owned direct or indirect subsidiaries.

                  The term "Third Party Claims" when used herein means any
                            ------------------
claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Third Party.

                  All references in this document to "its attorney" or
                                                      ------------
"its said attorney" or "its true and lawful attorney," or similar designations
 -----------------      ----------------------------
shall refer to Solutia Inc. and each and every person to whom Solutia delegates such power and also to each and every substitute or successor attorney-in-fact appointed under the terms of this instrument as herein provided.

                  All references in this documents to "its attorney" or
                                                       ------------
"its said attorney" or "its true and lawful attorney," or similar designations
 -----------------      ----------------------------
shall refer not only to Solutia or its delegates but also to each and every substitute or successor attorney-in-fact appointed under the terms of this instrument as herein provided.

                  New Monsanto hereby acknowledges that this power is coupled with an interest and hereby directs that, to the extent authorized or permitted by applicable law, this power of attorney shall not be affected by any merger, reverse merger, split off, spin or consolidation of New Monsanto or Solutia. It is New Monsanto's intent that the authority conferred hereby shall be exercisable notwithstanding such corporate changes and that this power of attorney shall, if permitted by applicable law or applicable contract, be irrevocable. New Monsanto shall have the right, in its sole discretion, to revoke this Power of Attorney, by delivering written notice to Solutia upon any breach by Solutia of its commitments, duties or obligations under either (i) this Power of Attorney or (ii) the Distribution Agreement, as amended by the Amendment to the Distribution Agreement. In the event applicable law in effect at or any time after the execution of this instrument does not authorize or permit the foregoing direction to be effective, and if at any later date, applicable law changes (whether by amendment, court decision, or otherwise), then New Monsanto directs that the foregoing provisions shall thereafter become applicable.

                  All persons dealing with New Monsanto's said attorney shall be protected in relying upon a copy of this instrument and shall be protected in relying upon the written certificate of Solutia as to the Claims which are the subject of this power of attorney, the identity and authority of its officers, their delegates and any substitute or successor appointed pursuant to the terms hereof, and/or as to whether any of the persons authorized to act hereunder is unavailable so to act, so as to authorize some other person to act hereunder, and New Monsanto hereby declares that as against it and all persons claiming under it everything which its attorney shall do or cause to be done pursuant hereto shall be valid and effectual in favor of any person claiming the benefit hereof who at the time of the doing thereof shall have relied upon any such certification made by Solutia. If required by applicable law or if Solutia desires for any reason to do so, an executed copy of this Power of Attorney shall be filed for record with the Governmental Authority wherein the Claim is pending or such other place as required by law or whether Solutia thinks best. New Monsanto authorizes Solutia to make all such filings.

                  This instrument may be executed in any number of counterparts, and all of said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal as of this day of July 11, 2002.


                                       MONSANTO COMPANY


                                       /s/ Hendrick A. Verfaillie
                                       -------------------------------------
                                       By:    Hendrick A. Verfaillie
                                       Title: Chairman and Chief Executive
                                              Officer


ATTEST:


/s/ Michael D. Bryan
------------------------------------

STATE OF MISSOURI    )
                     )
COUNTY OF ST. LOUIS  )

                  On this 11th day of July, 2002, before me the undersigned, a Notary Public, in and for the County and State aforesaid, personally appeared Hendrick A. Verfaillie, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed the same as his/her free act and deed.


                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in St. Louis, the day and year last above written.


                              /s/ Mary Clare Bick
                              ----------------------------------------------
                              Notary Public in and for said County and State

My Commission Expires:


September 15, 2005
-----------------------------

                                  EXHIBIT C

                             EXCLUDED AGREEMENTS


1. Tax Sharing and Indemnification Agreement by and between Monsanto Company and Solutia dated as of September 1, 1997.